UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2012

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On May 16, 2012, PartnerRe Ltd. (the “Company”) announced that Dr. Jürgen Zech, having reached the mandatory retirement age of 73 pursuant to the Company’s Corporate Governance Principles and Application Guidelines, has advised the Company of his decision to retire, effective immediately. Dr. Zech served as the Vice Chairman of the Risk & Finance Committee and a member of the Compensation & Management Development Committee. Dr. Zech's retirement is not due to any disagreement with the Company's operations, policies or practices.

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual General Meeting of shareholders of PartnerRe Ltd. (the “Company”) was held on May 16, 2012. The following matters were submitted to a vote of the shareholders as more particularly described within the Company’s definitive proxy statement dated April 5, 2012:

Proposal 1 – To elect four (4) directors to hold office until the Annual General Meeting of shareholders in the year 2015 or until their respective successors have been duly elected

The shareholders elected the Class I Directors Jan H. Holsboer, Roberto Mendoza, Kevin M. Twomey and David Zwiener to hold office until the Annual General Meeting of shareholders in the year 2015 or until their successors are elected or appointed. The voting results were as follows:

	For	Withheld	Broker Non-Votes

Jan H. Holsboer	53,869,889	254,886	2,356,204
Roberto Mendoza	54,052,775	72,000	2,356,204
Kevin M. Twomey	53,901,688	223,087	2,356,204
David Zwiener	53,901,518	223,257	2,356,204

Proposal 2 – To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2013 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors

The shareholders  re-appointed Deloitte & Touche Ltd. to serve as the Company’s independent registered public accounting firm until the 2013 Annual General Meeting of Shareholders. The voting results were as follows:

For	Against	Abstain
56,170,778	282,996	27,205

Proposal 3 – To approve amendments to our 2003 Non-Employee Directors Share Plan, as amended and restated

The shareholders approved the increase in the number of shares available under our Amended and Restated Non-Employee Directors Share Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
50,370,007	2,585,413	1,169,355	2,356,204

Proposal 4 – To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote)

The shareholders approved the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
51,236,763	1,573,331	1,314,677	2,356,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	May 18, 2012	By:	/s/ Amanda E. Sodergren
Name: Amanda E. Sodergren
Title: Chief Legal Counsel